EXHIBIT 32(b)

Certification of Principal Financial Officer

Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. 1350

In connection with the Quarterly Report of MICROS Systems, Inc. (the “Company”) on Form 10-Q (“Form 10-Q”) for the three month period ended March 31, 2012 as filed with the Securities and Exchange Commission on the date hereof, I, Cynthia A. Russo, Executive Vice President and Chief Financial Officer of MICROS Systems, Inc., certify that based on my knowledge:

(1)	The Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2012	/s/ Cynthia A. Russo
Cynthia A. Russo